UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2016
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”
On November 3, 2016, Open Text Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events
The following information is filed pursuant to Item 8.01 "Other Events"
Cash Dividends
Pursuant to the Company's dividend policy, the Board of Directors of the Company has declared a dividend of $0.23 per Common Share, payable on December 22, 2016, to the shareholders of the Company of record on December 2, 2016.
The declaration, payment and amount of any future dividends will be made pursuant to the Company's dividend policy and is subject to final determination each quarter by the Board of Directors in its discretion based on a number of factors that it deems relevant, including the Company's financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that the Board of Directors may conclude would be in the best interest of the shareholders of the Company. Payment of dividends is also subject to relevant contractual limitations, including those in the Company's existing credit agreements. Accordingly, there can be no assurance that any future dividends will be equal or similar in amount to any dividends previously paid or that the Board of Directors will not decide to reduce, suspend or discontinue the payment of dividends in the future.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of financial results issued by Open Text Corporation on November 3, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

November 3, 2016	By:	/s/ John M. Doolittle
John M. Doolittle Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of financial results issued by Open Text Corporation on November 3, 2016